Exhibit 4.1

NUMBER	UNITS

U-__________

  SEE REVERSE FOR

CERTAIN DEFINITIONS	CHINA CABLECOM HOLDINGS LTD.
CUSIP

UNITS CONSISTING OF ONE SHARE OF ORDINARY SHARE AND TWO WARRANTS EACH TO PURCHASE ONE SHARE OF ORDINARY SHARE

THIS CERTIFIES THAT __________________________________________ is the owner of ___________________________________________________Units.

Each Unit (“Unit”) consists of one (1) share of ordinary share, par value $.0005 per share (“Ordinary Share”), of China Cablecom Holdings Ltd., a British Virgin Islands corporation (the “Company”), and two warrants (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Ordinary Shares for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition or other similar business combination with Jaguar Acquisition Corporation and (ii) April 5, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on April 10, 2010, or earlier upon redemption (the “Expiration Date”). The Ordinary Share and Warrants comprising the Units represented by this certificate are not transferable separately prior to July 4, 2006, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of April 5, 2006, between the Company and Continental Stock Transfer Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

(CHINA CABLECOM HOLDINGS LTD. SEAL)
By
Chairman of the Board	Secretary

Countersigned and Registered

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Transfer Agent and Registrar

Authorized Signature

CHINA CABLECOM HOLDINGS LTD.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	- _____________
TEN ENT	-	as tenants by the entireties		(Cust)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act ______________________________ (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________________

____________________________________________________________________________________ Units

____________________________________________________________________________________

represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________ Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated ________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).